Media Contact:       Alisha Goff
                                                      503/627-7075
                                                      alisha.goff@tektronix.com

                                 Analyst Contact:     Sue Kirby
                                                      503/627-6106
                                                      sue.g.kirby@tektronix.com

     TEKTRONIX REPORTS STRONG RESULTS FOR THE SECOND QUARTER OF FISCAL 2004

             Strengthening Markets and Good Response to New Products
                        Drive Double-digit Orders Growth

BEAVERTON, Ore., December 18, 2003 - Tektronix, Inc. (NYSE: TEK) today reported net sales of $217.9 million and net earnings from continuing operations of $36.5 million or $0.42 per share, for the second quarter ended November 29, 2003. This compares with net sales of $203.6 million and net earnings from continuing operations of $8.4 million or $0.10 per share, for the same period a year ago. Excluding business realignment and one-time items, net earnings from continuing operations were $19.3 million or $0.22 per share for the second quarter, as compared with $11.7 million or $0.13 per share for the same period last year. Included in one-time items is a non-cash gain resulting from the settlement of the historical defined benefit pension plan at our recently acquired Japanese subsidiary.

"At 25% growth, this was our strongest order level in more than two and a half years, due primarily to strengthening in the overall market and good response to new products," said Rick Wills, Tektronix Chairman and CEO. "During our first quarter, we saw pockets of stronger demand in selected sectors and regions, and this quarter the improvement continued with growth across all of our core product areas and regions. Finally, earnings outpaced sales growth as expected, due in part to the leverage we have built into our business model during the past two years."

"There was strength across all of our major product categories. We saw very good demand for our entire line of oscilloscope products, including the TDS7704B, the world's fastest digital oscilloscope, which we announced this quarter. Our signal source products have been well received in our key markets, and our industry-leading video

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Tektronix Second Quarter 2004 Results.../2

products continued to provide broadcasters and system integrators with the tools to support the digital evolution," continued Wills. "In addition, we made excellent progress on new products which will be introduced in the second half of this fiscal year."

"We believe Tektronix is well positioned to benefit from a recovery. We have a strong market position in our four core product areas, and our two developing product categories, Signal Sources and RF Test, represent good opportunities for growth. We have structured our business model to enable us to grow earnings faster than revenues as orders strengthen. And, as the markets recover, we remain diligently focused on managing the business - deliberately managing operations, carefully investing in future products and technology, and remaining attentive to the changes in our customer needs," concluded Wills.

For the third quarter of fiscal 2004, the company expects sales to be approximately $220 to $230 million. Earnings per share from continuing operations are expected to be between $0.23 and $0.25, excluding a net credit of $15 - $20 million from business realignment costs and one-time items. The projected credit includes an estimated gain on the sale of real estate in Japan.

Key announcements for the second quarter of fiscal 2004 include the following:

..    The new Tektronix TDS7000B series including the 7-GHz DPO, taking the award-winning Digital Phosphor Oscilloscopes (DPOs) to a new performance level, solving the most demanding high-speed measurement problems in communications, computing, and other advanced electronic applications.

..    New signal analysis capabilities for the TLA700 Series logic analyzers, representing the completion of the iLink Tool Set, an integrated suite of logic analyzer, oscilloscope and accessories for maximum design, debug and troubleshooting proficiency.

..    New W-CDMA capabilities for the industry-leading NetTek(R) Field Tool, the market leading handheld instrument used for base station troubleshooting and quick identification of problems in 3G networks.

..    Three awards from the Beijing International Radio, Film and Television
     Equipment Exhibition (BIRTV), one of the largest exhibitions for radio and TV service providers and equipment manufacturers.

..    The purchase of signal sources and oscilloscopes by Silicon Image, Inc., a leader in high-bandwidth semiconductor and system solutions for mass markets for the first High-Definition Multimedia Interface (TM) (HDMI(TM)) Authorized Testing Center (ATC) in the United States.

..    The decision by Datang Mobile Communications Equipment Co., Ltd., a major provider of telecommunications equipment in China, to use Tektronix' Series of Wireless Communication Analyzers (WCA) for development of next-generation user equipment.

In addition, today Tektronix declared a quarterly cash dividend of four cents (4(cent)) per share on the outstanding common shares of the Company, payable on January 26, 2004 to shareholders of record as of the close of market on January 9, 2004.

Tektronix also announced a mid-year payout in connection with its employee results share program. "Our employees helped to differentiate Tektronix during the difficult

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Tektronix Second Quarter 2004 Results.../3

technology market over the last few years," said Wills. "We are delighted to be able to provide our employees with a way to share in the success of the company, especially during the holiday season."

Tektronix will be discussing its second quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific Standard Time (PST). A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site through Thursday, March 18, 2004.

Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of business realignment and one-time items. The schedule provided on page seven reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include business realignment costs and one-time items. Management of Tektronix uses these pro forma measures to evaluate the Company's results of operations and for forecasting purposes.

Statements and information in this press release that relate to future events or results (including the Company's expectations as to sales, orders, earnings per share, expenses, including business realignment and one-time charges, market position, market growth opportunities and new products) are based on the Company's current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; business conditions in the electronics, communications, computer and advanced technologies industries, changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; the Company's ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; inventory risks due to changes in market demand or the Company's business strategies; risks associated with a planned third quarter implementation of an Oracle software-based manufacturing material and resource planning system; resolution of indemnities relating to certain acquisitions and divestitures; changes in effective tax rates; currency fluctuations; the ability to develop effective sales channels; and the ability to successfully integrate the Sony/Tektronix acquisition. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, annual reports on Form 10-K and the quarterly reports on Form 10-Q.

About Tektronix

Tektronix, Inc. is a test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With more than 55 years of experience, Tektronix enables its customers to design, build, deploy,

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Tektronix Second Quarter 2004 Results.../4

and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix' Web address is www.tektronix.com.

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Tektronix Second Quarter 2004 Results.../5

                      Consolidated Statements of Operations

                                                                       Quarter Ended                   Two Quarters Ended
                                                                 November 29,     November 30,    November 29,    November 30,
(In thousands, except per share amounts)                            2003              2002            2003           2002
                                                                -------------     ------------    ------------    ------------
Net sales                                                       $     217,921     $    203,570    $    419,359    $    402,082
Cost of sales                                                          96,084          102,302         188,414         202,457
                                                                -------------     ------------    ------------    ------------
    Gross profit                                                      121,837          101,268         230,945         199,625
Research and development expenses                                      31,403           24,305          60,505          48,244
Selling, general and administrative expenses                           68,309           62,596         130,834         117,231
Equity in business ventures' loss                                           -            1,440               -           2,893
Business realignment costs                                             11,718            3,258          16,344          12,823
Acquisition related costs (credits), net                              (35,681)           1,832         (34,365)          1,832
Loss (gain) on sale of assets                                              36             (491)              -            (506)
                                                                -------------     ------------    ------------    ------------
    Operating income                                                   46,052            8,328          57,627          17,108
Interest income                                                         5,190            7,326          11,122          14,854
Interest expense                                                         (661)          (1,276)         (1,783)         (3,329)
Other non-operating income (expense), net                                 126           (1,467)           (459)         (1,946)
                                                                -------------     ------------    ------------    ------------
   Earnings before taxes                                               50,707           12,911          66,507          26,687
Income tax (benefit) expense                                           14,198            4,520          18,622          (3,159)
                                                                -------------     ------------    ------------    ------------
   Net earnings from continuing operations                             36,509            8,391          47,885          29,846
Discontinued operations:
  Loss on sale of VideoTele.com
   (less applicable income tax benefit of $0,
   $210, $3 and $210)                                                       -             (390)             (5)           (390)
  Loss from operations of VideoTele.com
   (less applicable income tax benefit of $0,
   $960, $0 and $1,413)                                                     -           (1,782)              -          (2,624)
 Gain (loss) on sale of optical parametric test business
  (less applicable income tax expense (benefit) of $47,
  $0, $(89) and $0)                                                        87                -            (166)              -
  Loss from operations of optical parametric test business
   (less applicable income tax benefit of $0,
   $552, $0 and $775)                                                       -           (1,025)              -          (1,440)
  Loss on sale of Gage (less applicable
   income tax benefit of $59, $0, $515 and $0)                           (109)               -            (957)              -
  Loss from operations of Gage (less
   applicable income tax benefit of $0,
   $249, $212 and $475)                                                     -             (462)           (394)           (881)
                                                                -------------     ------------    ------------    ------------
Net earnings                                                    $      36,487     $      4,732    $     46,363    $     24,511
                                                                =============     ============    ============    ============
Earnings per share from continuing
 operations - basic                                             $        0.43     $       0.10    $       0.57    $       0.34
Earnings per share from continuing
 operations - diluted                                           $        0.42     $       0.10    $       0.56    $       0.34
Loss per share from discontinued
 operations - basic and diluted                                 $           -     $      (0.04)   $      (0.02)   $      (0.06)
Earnings per share - basic                                      $        0.43     $       0.05    $       0.55    $       0.28
Earnings per share - diluted                                    $        0.42     $       0.05    $       0.54    $       0.28
Weighted average shares outstanding - basic                            84,553           87,127          84,625          88,344
Weighted average shares outstanding - diluted                          86,427           87,335          86,116          88,625

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Tektronix Second Quarter 2004 Results.../6

                           Consolidated Balance Sheets

(In thousands)                                      November 29, 2003    May 31, 2003
                                                    -----------------   --------------
ASSETS
  Current assets:
    Cash and cash equivalents                         $      175,693    $      190,387
    Short-term marketable investments                         26,865           106,369
    Trade accounts receivable, net                           100,665           100,334
    Inventories                                               92,297            92,868
    Other current assets                                      78,453            83,816
    Assets of discontinued operations                              -             7,938
                                                      --------------    --------------
      Total current assets                                   473,973           581,712

  Property, plant and equipment, net                         123,515           127,985
  Long-term marketable investments                           466,793           415,606
  Deferred tax assets                                        134,980           144,134
  Other long-term assets                                     129,161           115,273
                                                      --------------    --------------
      Total assets                                    $    1,328,422    $    1,384,710
                                                      ==============    ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Accounts payable and accrued liabilities          $      113,113    $      101,753
    Accrued compensation                                      67,180            58,193
    Current portion of long-term debt                            993            56,584
    Deferred revenue                                          20,021            19,551
    Liabilities of discontinued operations                         -               651
                                                      --------------    --------------
      Total current liabilities                              201,307           236,732

  Long-term debt                                              60,271            55,002
  Other long-term liabilities                                235,908           313,750

Shareholders' equity:
  Common stock                                               235,269           223,233
  Retained earnings                                          730,286           707,191
  Accumulated other comprehensive loss                      (134,619)         (151,198)
                                                      --------------    --------------
    Total shareholders' equity                               830,936           779,226
                                                      --------------    --------------
    Total liabilities and shareholders' equity        $    1,328,422    $    1,384,710
                                                      ==============    ==============
  Shares outstanding                                          84,600            84,844

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Tektronix Second Quarter 2004 Results.../7
SELECTED ADDITIONAL FINANCIAL DATA

                                                                 Quarter Ended                           Two Quarters Ended
(Dollars in thousands,                            %        November 29,   November 30,         %       November 29,  November 30,
except per share amounts)                       Growth         2003           2002          Growth         2003          2002
                                              -----------  ------------   ------------    ----------   ------------  ------------
PRODUCT ORDERS AND SALES DATA:

Orders                                                 25% $    224,245   $    179,171            18%  $    433,721  $    368,018
  U.S.                                                 28%       93,264         73,121            20%       182,932       152,423
  International                                        24%      130,981        106,050            16%       250,789       215,595
Net Sales                                               7% $    217,921   $    203,570             4%  $    419,359  $    402,082
  U.S.                                                  1%       95,326         94,745            (3%)      179,453       184,931
  International                                        13%      122,595        108,825            10%       239,906       217,151
---------------------------------------------------------------------------------------------------------------------------------
BOOK TO BILL RATIO CALCULATION

Product Orders                                                  224,245        179,171                      433,721       368,018
Product Sales                                                   201,687        191,826                      387,852       376,626
Book to Bill ratio                                                 1.11           0.93                         1.12          0.98
---------------------------------------------------------------------------------------------------------------------------------
EFFECT OF BUSINESS REALIGNMENT AND ONE-TIME
ITEMS:

Net earnings from continuing operations                    $     36,509   $      8,391                 $     47,885  $     29,846
  Business realignment costs                                     11,718          3,258                       16,344        12,823
  Acquisition related costs (credits):
              Pension gain                                      (36,741)             -                      (36,741)            -
              Transition expenses                                 1,060          1,832                        2,376         1,832
                                                           ------------   ------------                 ------------  ------------
                                                                (35,681)         1,832                      (34,365)        1,832
  Tax effect of above items                                       6,710         (1,781)                       5,046        (5,129)
  Reversal of tax reserve                                             -              -                            -       (12,500)
                                                           ------------   ------------                 ------------  ------------
Net income excluding business realignment
 and one-time items                                        $     19,256   $     11,700                 $     34,910  $     26,872
Diluted earnings per share excluding business
 realignment and one-time items                            $       0.22   $       0.13                 $       0.41  $       0.30
---------------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT ITEMS AS A PERCENTAGE OF NET
 SALES:

Cost of sales                                                        44%            50%                          45%           50%
Research and development expenses                                    15%            12%                          14%           12%
Selling, general and administrative expenses                         31%            31%                          31%           29%
Equity in business ventures' loss                                     0%             1%                           0%            1%
Business realignment costs                                            5%             1%                           4%            3%
Acquisition related costs (credits), net                            (16%)            1%                          (8%)           1%
Loss (gain) on sale of assets                                         0%             0%                           0%            0%
Operating income                                                     21%             4%                          14%            4%
---------------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES AND DEPRECIATION:

Capital expenditures                                       $      5,028   $      4,911                 $      9,240  $      7,618
Depreciation and amortization expense                      $      7,024   $      8,741                 $     14,060  $     17,553
---------------------------------------------------------------------------------------------------------------------------------

                                                          Quarter Ended          Year Ended
                                                        November 29, 2003       May 31, 2003
                                                       ------------------    ------------------
BALANCE SHEET:
Cash and Marketable Investments:
   Cash and cash equivalents                           $          175,693    $          190,387
   Short-term marketable investments                               26,865               106,369
   Long-term marketable investments                               466,793               415,606
                                                       ------------------    ------------------
    Cash and Marketable Investments                    $          669,351    $          712,362
Accounts receivable as a percentage
 of annualized net sales                                             11.4%                 12.3%
Days sales outstanding                                               42.0                  47.0
Average days sales outstanding                                       41.6                  45.6
Inventory as a percentage of annualized net sales                    10.4%                 13.1%
Inventory turns                                                       4.2                   3.7
-----------------------------------------------------------------------------------------------

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